SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CAPITAL PACIFIC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CAPITAL PACIFIC HOLDINGS, INC.

4100 MacArthur Boulevard
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 17, 2003

       The Annual Meeting of Stockholders (the “Meeting”) of Capital Pacific Holdings, Inc. (the “Company”) will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California on July 17, 2003 at 9:00 a.m. (Pacific Daylight Saving Time) for the following purposes:

1. To elect directors whose terms expire at the Meeting; and

2. To consider such other matters as may properly come before the Meeting or any adjournment thereof.

      Only holders of record of the Company’s Common Stock at the close of business on June 10, 2003, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Company’s stock transfer books will remain open.

      A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly. All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

STEVEN O. SPELMAN, JR.
Corporate Secretary

June 12, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

GENERAL INFORMATION
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH OFFICERS, DIRECTORS AND AFFILIATES
INDEPENDENT AUDITORS
MISCELLANEOUS
OTHER MATTERS THAT MAY COME BEFORE THE MEETING
ADDENDUM A -- CORPORATE GOVERNANCE
ADDENDUM B -- AUDIT COMMITTEE CHARTER
PROXY

CAPITAL PACIFIC HOLDINGS, INC.

4100 MacArthur Boulevard
Newport Beach, California 92660

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 17, 2003

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capital Pacific Holdings, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on July 17, 2003, and at any adjournment thereof, for the purposes set forth herein. All properly completed proxies will be voted in the manner specified therein. If no choice as to Proxy Item No. 1 (Election of Directors) is specified, proxies will be voted for the election to the Board of Directors of the nominees listed below under “ELECTION OF DIRECTORS.” Any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person notwithstanding the fact that such stockholder has a proxy outstanding.

      The Board of Directors has established June 10, 2003, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 12,907,050 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), with each share being entitled to one vote.

      The Company intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about June 12, 2003. Copies of the Company’s 2003 Annual Report will be mailed to the Company’s stockholders along with this Proxy Statement.

ELECTION OF DIRECTORS

(Proxy Item No. 1)

      The Company’s Board of Directors is comprised of four directors, each of whom are to serve until the next meeting at which directors are elected. At the Meeting, four persons will be elected to serve as directors.

      Each of the nominees listed below is currently a director and has been nominated by the Board to serve as a director of the Company until the next annual meeting of the stockholders of the Company following his election. When properly executed and returned, the enclosed proxy will be voted in favor of the election of each of the nominees, unless authority to vote for a nominee is withheld. In the event that a nominee is unable to serve (an event which is not anticipated) or does not receive sufficient votes to be elected, then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, in his best judgment, for such other person as he may select in place of such nominee.

      The following table sets forth the name, age, and background information concerning the nominees. Information regarding the nominee’s ownership of Common Stock appears under the heading “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” below.

		Director
Name	Age	Since	Information About Nominees

Hadi Makarechian	55	1992	Mr. Makarechian has been Chairman of the Board of the Company since August, 1992 and served as Chief Executive Officer of the Company from March, 1993 until May, 1996 and since January 1998. Mr. Makarechian has also served as President of the Company since January 1999. Mr. Makarechian was the founder and chairman of Capital Pacific Homes Inc., a real estate development firm located in Newport Beach, California, until it was merged into the Company in 1994.
Karlheinz M. Kaiser	45	1993	Mr. Kaiser is a principal with Christinger Partner AG, a printing company in Switzerland. From August of 1992 through December 1994 Mr. Kaiser was a management consultant with Friedli & Partner, a management consulting firm in Switzerland.
Allan L. Acree	60	1992	Mr. Acree holds the position of Senior Mortgage Officer with Manulife Financial in Washington, D.C. Manulife Financial Corporation is the holding company for the Manufacturers Life Insurance Company and its Subsidiaries. Prior to joining Manulife in July, 1999, Mr. Acree was a principal in A.L. Acree & Associates, a real estate consulting firm based in Rockville, Maryland.
William J. Hadaway	63	2001	Mr. Hadaway is the President of William J. Hadaway, P.A. in Orlando, Florida. He has over 39 years of Public Accounting experience and has been practicing as a sole practitioner or partner in a public accounting firm since 1971.

Meetings and Committees of the Board of Directors; Directors’ Compensation

      Each member of the Board of Directors of the Company who is not also an officer of the Company is compensated at a rate of $10,000 per year, plus $1,500 for each meeting of the Board which he attends, and is reimbursed for the expenses of attending meetings. The Board of Directors held 5 meetings during the fiscal year ended February 28, 2003.

      The Board of Directors has a standing Audit Committee whose current members are Allan L. Acree, Karlheinz M. Kaiser and William J. Hadaway. Mr. Hadaway serves as Chairman of the Audit Committee. The members of the Committee each receive $5,000 per year for participating on the Audit Committee. The Audit Committee has the responsibility of (a) reviewing the scope of, and the fees for, the annual audit of the Company and the independence of the outside auditors, (b) reviewing with the independent auditors the Company’s accounting practices and policies, (c) reviewing with the independent auditors their final report, (d) reviewing with internal and independent auditors overall accounting and financial controls, and (e) being available to the independent auditors for consultation purposes. The Audit Committee held 5 meetings during the fiscal year ended February 28, 2003.

      The Board of Directors has a standing Compensation Committee whose current members are Allan L. Acree and Karlheinz M. Kaiser. Messrs. Acree and Kaiser each receive $2,000 for each meeting attended. The primary function of the Compensation Committee is to advise the Board of Directors with respect to all matters relating to executive compensation. The Compensation Committee held one meeting for the fiscal year ended February 28, 2003.

      The Board of Directors does not have a standing nominating committee or other standing committees performing similar functions.

      Each current director who was a director at the time of such meetings attended at least 75% of the total of the Board meetings and meetings of the committees of the Board of which he is a member.

EXECUTIVE OFFICERS

      In addition to Mr. Hadi Makarechian, the Company’s executive officers are as follows:

Name and Position with Company	Age	Information About Executive Officers

Stephen P. Couig	37	Mr. Couig joined the Company in January 1997,
Chief Operating Officer		as Senior Vice President, was promoted to Executive Vice President in July 2000 and assumed his current position in May 2001. Prior to joining the Company he served as Executive Vice President in charge of acquisitions for Troon Golf, a Scottsdale, AZ based golf course owner and operator. After receiving his MBA from Dartmouth College in 1993 he was, until 1996, an Associate at Morgan Stanley in the Equity Capital Markets department focusing on business development opportunities.
Dag Wilkinson	47	Mr. Wilkinson joined the Company in September
Chief Legal Officer		2001 after serving as outside mergers, acquisition and securities counsel for the Company and its predecessors since 1990. Prior to joining the Company, he was a partner with the Washington D.C. law firm Wiley Rein & Fielding. He is a 1982 graduate of Yale Law School and has a Masters Degree from the Woodrow Wilson School at Princeton University.
Steven O. Spelman, Jr.	42	Mr. Spelman joined the Company in November
Chief Financial Officer and Corporate Secretary		1997 as Vice President, Finance and assumed the Chief Financial Officer position in January 1998. He was named Corporate Secretary in September 1998. Prior to joining the Company, Mr. Spelman served with Arthur Andersen LLP for thirteen years, most recently as a Senior Audit Manager, after receiving his MBA from the University of Southern California in 1984.
William A. Funk	62	Effective April 1, 2003, Mr. Funk assumed the
Senior Vice President		position of Senior Vice President at the Company. From February 23, 2001, until March 2003, Mr. Funk held the position of Senior Vice President with Makar Properties, LLC. During the period from March 1999 through February 23, 2001, Mr. Funk was Senior Vice President, Commercial Development at Capital Pacific Holdings. Mr. Funk also served on the Board of Directors of Capital Pacific Holdings from 1994 February 2001. Prior to that, Mr. Funk was Senior Vice President with Holmes & Narver, an international engineering, design and construction company based in Orange, California. Until June 1997, Mr. Funk was a principal and the Vice President and Western District Manager of The Austin Company, an international design and construction firm based in Cleveland, Ohio.

Name and Position with Company	Age	Information About Executive Officers

Sherry S. Irani	41	Ms. Irani joined the Company in November 1996
Treasurer and Director of Human Resources		as Director of Banking. In 1997, she assumed the additional role of Director of Human Resources. She was named the Corporate Treasurer in July of 2000. Previously, she worked for First Interstate Bank for twelve years on various assignments. Her last position was Senior Financial Services Manager. She has a Bachelor of Science degree in Economics from Simmons College in Boston with advanced studies at London School of Economics.

      All executive officers serve at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table sets forth the cash compensation paid during the fiscal years ended February 28, 2003, February 28, 2002 and February 28, 2001 to each of the five most highly compensated executive officers of the Company in all capacities in which they served, and such other individuals as are required to be disclosed.

Summary Compensation Table

						Long Term
						Compensation

						Number of
		Annual Compensation				Securities
	Fiscal					Underlying	All Other
Name and Principal Position	Year	Salary		Bonus(a)		Options	Compensation(e)

Hadi Makarechian	2003	$456,750		$196,000		—	$9,330
Chairman, Chief	2002	435,000		400,000		—	90
Executive Officer and President	2001	316,969		1,811,000	(b)	—	160
Stephen P. Couig	2003	300,000		163,000		—	4,090
Chief Operating Officer	2002	268,750		270,000		—	3,490
	2001	243,750		400,000		40,000	3,560
Dag Wilkinson	2003	300,000		163,000		—	4,090
Chief Legal Officer	2002	137,500	(c)	110,000		—	1,007
	2001	—		—		—	—
Steven O. Spelman, Jr.	2003	300,000		163,000		—	4,090
Chief Financial Officer and	2002	242,500		220,000		—	3,490
Corporate Secretary	2001	214,167		400,000		40,000	3,560
William A. Funk	2003	—		—		—	—
Senior Vice President	2002	—		—		—	—
	2001	205,077	(d)	110,000	(d)	—	4,262
Sherry S. Irani	2003	100,000		47,000		—	90
Treasurer and Director of	2002	91,375		55,000		—	90
Human Resources	2001	79,601		65,000		5,000	160

(a)	Bonuses are reported for the fiscal year in which earned, a portion of which was paid in the subsequent fiscal year. This presentation differs from the prior year presentation for certain officers.

(b)	Includes a bonus of $728,000 paid in respect of a transaction which closed in fiscal 2001. Amounts were paid subsequent to stockholder approval.

(c)	Mr. Wilkinson began employment with the Company on September 1, 2001.

(d)	Mr. Funk terminated his previous employment with the Company effective February 23, 2001, at which time the discretionary bonus earned in fiscal 2001 was paid to him. Mr. Funk was re-employed by the Company on April 1, 2003. His current compensation level is $220,500 per annum. No compensation was paid by the Company to Mr. Funk during fiscal 2002 or 2003.

(e)	Represents premiums paid by the Company for term life insurance for the benefit of the insured and employer matching contributions to the Company’s 401(k) Plan. For the Chairman, includes the amount attributable to personal use of the Company’s aircraft.

Stock Options

      Effective February 28, 1995, the Company, as approved by the stockholders of the Company in July 1995, adopted the 1995 Stock Incentive Plan (the “1995 Plan”). The 1995 Plan permits a committee designated by the Board of the Company to make awards to key employees and directors of the Company and its subsidiaries. Subject to various restrictions, awards could be in the form of stock options, restricted or unrestricted stock, stock appreciation rights or a combination of the above. The maximum number of shares or share equivalents that may be awarded under the 1995 Plan is 1,500,000. In February 1999, the Board of Directors approved a grant of 256,000 stock options under the Plan, effective on February 8, 1999. In addition, stock options to purchase 250,000 shares were granted with effective dates of both September 30, 1999 and September 1, 2000. The stock underlying all of the option grants is the Company’s Non-Voting Common Stock, par value $.10 per share. As of June 10, 2003, there are 2,007,312 shares of the Non-Voting Common Stock outstanding. Since there has been no trading activity for the Non-Voting Common Stock, the value of such Non-Voting Common Stock for purposes of calculating the value of the options (solely for purposes of this Proxy Statement) is assumed to be the market price of the Company’s publicly traded voting common stock.

Options Grants In Last Fiscal Year

      None

Fiscal Year End Option Values

Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options At Fiscal Year		In-The-Money Options
			End(#)(1)		At Fiscal Year End($)(2)
Shares Acquired
Name	On Exercise(#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Hadi Makarechian	—	—	—	—	—	—
Stephen P. Couig	—	—	65,667	13,333	38,830	5,600
Dag Wilkinson	—	—	—	—	—	—
Steven O. Spelman, Jr.	36,000	104,700	29,667	13,333	16,210	5,600
William A. Funk	—	—	—	—	—	—
Sherry S. Irani	—	—	3,000	1,667	2,093	700

(1)	The nonqualified stock options granted by the Board are scheduled to vest at a rate of 33 1/3% per year over the first three years and to lapse after ten years unless sooner exercised or forfeited. All stock options will vest immediately in the event of either (i) a merger in which the Company does not survive or (ii) a sale of all or substantially all of the Company’s assets. All stock options were granted at the closing market price of the Company’s voting shares on the date of grant.

(2)	Calculated per share by subtracting the exercise price from the market price of the Company’s voting shares on February 28, 2003.

Summary of Securities to be Issued and Available under Equity Compensation Plans

	Number of securities to be	Weighted-average	Number of securities
	issued upon exercise of	exercise price of	remaining available for
	outstanding options,	outstanding options,	future issuance under
	warrants, and rights	warrants, and rights	equity compensation plan
Plan Category
Equity compensation plans approved by security holders	213,332	$2.36	1,286,668
Equity compensation plans not approved by security holders	—	—	—
Total	213,332	$2.36	1,286,668

Employment Agreements and Other Arrangements

      None of the executive officers is currently working under an employment contract.

Compensation Committee Determination on Executive Compensation

      The Compensation Committee (the “Committee”) of the Board of Directors of Capital Pacific Holdings, Inc. (the “Company”) establishes the Company’s general compensation policies, compensation plans, and specific compensation levels for the Company’s Chief Executive Officer and any other executive officer which may in the future be specifically designated by the Board of Directors. The Compensation Committee also reviews the design, administration and effectiveness of compensation programs for other key executives. The general policy and philosophy of the Compensation Committee is to provide total compensation opportunities that are competitive with the opportunities offered to executives in similar positions at competing companies and to strongly link compensation to the financial performance of the Company in an effort to enable the Company to attract and retain the key personnel necessary to fuel continued growth and profitability.

      The Committee has examined the compensation of the executives of comparatively placed homebuilders to determine whether or not the compensation of the Company’s CEO is within the range of his peers. In undertaking such examination, the Committee has sought publicly available information regarding homebuilders which are at a similar stage in their growth and development to that of the Company, and therefore compete for the same executive personnel.

     Performance-Based Compensation

      The Company has utilized a performance bonus structure for over five years that is intended to incentivize the Company’s CEO and other executive officers to maximize the financial performance of the Company. With respect to the CEO, the bonus has in the past been set at four percent (4%) of the Company’s pre-tax income. Since Fiscal Year 1999, stockholder’s equity in the Company has risen from approximately $65 million to over $100 million. While this increase does not necessarily bear a causal relationship to the performance bonus structure, the Committee believes that it serves as rational support for maintaining the existing structure.

      The Committee has reviewed the Company’s performance in Fiscal Year 2003 under the direction of the CEO with respect to homebuilding and effecting strategic transactions, the continued improvement in financial performance and stockholder’s equity, and the compensation of chief executives of similarly-placed homebuilders. Based on this information, the Committee found that, taking into account base salary and non-cash compensation, the performance-based compensation derived from application of the existing four percent (4%) of pre-tax income formula is appropriate and consistent with the lower end of the range of the Company’s peer group.

      Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. The Code permits deduction of compensation in excess of $1 million only if it is performance based, the criteria for award are specified in detail, and stockholder approval is obtained prior to payment. The policy of the Company is to maintain the tax deductibility of all compensation paid to its executives. The annual performance bonus of the CEO has been structured to meet the requirements for deductibility. Any payments exceeding $1 million under the compensation structure it has approved will be contingent upon shareholder approval.

     Other Compensation

      The Committee notes that, unlike most other members of the peer group, prior to Fiscal Year 2003 the Company’s CEO received virtually no non-cash compensation. For Fiscal Year 2003, the Committee determined that the CEO should receive certain additional fringe benefits consisting of personal use the Company’s aircraft for up to 50 flying hours (subject to the superior right of the Company to use the aircraft), only a small portion of which was used. The Committee has considered this element of compensation for Fiscal Year 2004 in light of the overall value of the CEO’s compensation package and the aggregate amount being paid to chief executives of the Company’s peer group. The direct incremental cost to the Company of this benefit continues to be approximately $2,100 per flying hour, while the amount of income realized by the CEO for such use may be substantially less under applicable regulations. The Committee has considered that the cost to the Company should be deductible in full under current law. In light of the fact that the CEO’s aggregate compensation falls at the lower end of the range of the Company’s peer group and that a balance of unused flying hours remains, the Committee determined that this non-cash compensation should be continued for Fiscal Year 2004, but increased to 60 flying hours with unused flying hours carried forward into subsequent periods so that the CEO’s compensation remains competitive. Accordingly, the Company will properly include the value of the flights in the CEO’s income in accordance with applicable rules. Even in the event that the Company is only able to deduct such amount as is included in the CEO’s income and assuming that the CEO exercises in full his option to utilize the aircraft for personal use, the other compensation of the CEO is still within the range of the Company’s peer group.

     Base Salary

      The annualized base salary of the Company’s CEO was $456,750 for Fiscal Year 2003. The Company has studied changes in cost of living in the various areas in which its executives are located, including Newport Beach, California, where the cost of living increased by approximately three percent during calendar 2002. Accordingly, the Company has raised the salaries of Newport Beach-based executives by three percent for Fiscal Year 2004, and the Committee has determined to recommend the same increase of the CEO’s base salary to $470,453 for Fiscal Year 2004.

/s/ KARLHEINZ M. KAISER Karlheinz M. Kaiser	/s/ ALLAN L. ACREE ------------------------------------------ Allan L. Acree

Dated: June 9, 2003

PERFORMANCE GRAPH

      The following graph shows a five year comparison of cumulative total returns for Capital Pacific Holdings Inc., American Stock Exchange Market Value Index and Dow Jones Home Construction Industry Group.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

	1998	1999	2000	2001	2002	2003

Capital Pacific Holdings, Inc.	100.00	82.76	79.31	93.79	110.34	80.55
Peer Group Index	100.00	79.33	51.92	96.62	149.38	135.92
AMEX Market Index	100.00	97.77	136.18	121.85	113.54	111.90

(1)	The above graph compares the performance of Capital Pacific Holdings, Inc. with that of the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

(2)	The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on March 1, 1998 in each of Capital Pacific Holdings, Inc., the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table sets forth as of June 10, 2003, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director of the Company or nominee who owned shares of Common Stock on that date, by each of the officers that are among the five most highly compensated officers of the Company, and by all directors and officers of the Company as a group. This table is based on information supplied to the Company by the executive officers, directors and principal stockholders and on Schedule 13Gs filed with the Securities and Exchange Commission.

	Common Stock		Percent of
Name and Address	Beneficially Owned(1)		Class(1)

CPH2, L.L.C.	2,438,920		16.4%
4100 MacArthur Boulevard
Newport Beach, California 92660
CPH3, L.L.C.	4,640,694		31.1%
4100 MacArthur Boulevard
Newport Beach, California, 92660
Hadi Makarechian	7,079,614	(2)	47.5%
4100 MacArthur Boulevard
Newport Beach, California 92660
California Housing Finance, L.P.	4,947,276	(3)	33.2%
One Maritime Plaza, Suite 1325
San Francisco, California 94111
Makallon, LLC	772,312	(4)	5.2%
4100 MacArthur Boulevard
Newport Beach, California 92660
Stephen P. Couig	86,167		0.6%
4100 MacArthur Boulevard
Newport Beach, California 92660
Steven O. Spelman, Jr.	29,667		0.2%
4100 MacArthur Boulevard
Newport Beach, California 92660
Sherry S. Irani	3,000		0.0%
4100 MacArthur Boulevard
Newport Beach, California 92660
All Directors and Officers of the Corporation as a Group (8 persons)	7,198,448		47.9%

(1)	Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other warrants, options or rights to subscribe have been exercised by anyone else.

(2)	Includes 2,438,920 shares of Common Stock held by CPH2, L.L.C., in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership in CPH2, L.L.C. and 4,640,694 shares of Common Stock held by CPH3, L.L.C. in which Mr. Makarechian may be deemed to have a beneficial interest due to his ownership in CPH3, L.L.C.

(3)	Included in this amount are 1,235,000 non-voting shares of Common Stock issued to California Housing Finance, L.P. in connection with the Exchange Transaction.

(4)	All shares held by Makallon, LLC are non-voting shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and persons who own more than 10 percent of the Company’s Common Stock file initial reports of ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company’s knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 2003 and on written representations from the Company’s directors and executive officers, all required reports were filed on a timely basis during fiscal 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH
OFFICERS, DIRECTORS AND AFFILIATES

      The Company’s policy is that all transactions between the Company and its officers, directors and principal stockholders, and their respective affiliates, must be on terms no less favorable to the Company than terms with unaffiliated parties for similar transactions. All such transactions that are required to be reported in the Company’s 10-K or annual proxy statement must be approved by the Company’s Audit Committee, which is composed entirely of independent directors.

      In May 2002, as the final component of a fiscal 2001 transaction (the “Exchange Transaction”) in which the Company exchanged its interests in certain joint ventures with an investment company, California Housing Finance, L.P. (“CHF”) in return for the bulk of CHF’s interest in Capital Pacific Holdings, LLC (“CPH, LLC”) and certain other joint ventures, the Company issued 1,235,000 shares of its non-voting common stock to CHF in exchange for CHF’s remaining 7% interest in CPH, LLC. In fiscal 2001 CHF contributed the interests in the joint ventures it acquired from the Company to Makallon, LLC (“Makallon”). Paul Makarechian, a former director and officer of the Company, and the son of the Chairman of the Board and Chief Executive Officer of the Company, is an executive and has a contingent minority interest in Makallon.

      The Company has entered into an agreement to purchase developed lots in a project controlled by Makallon in California. No lots had been purchased under this agreement as of February 28, 2003. The Company has also entered into an agreement with Makar Properties, an affiliate of Makallon controlled by the son of the Chairman, to develop lots in a project owned by the Company in Texas.

      During fiscal 2003, the son of the Chairman purchased a home from the Company for $1,735,000. During fiscal 2003, the Chairman paid approximately $100,000 to Newport Design Center, a subsidiary of the Company, for personal residential design and improvement services.

      In February 2003, the Company sold an undeveloped parcel of land to an entity controlled by the son of the Chairman for $5.2 million, resulting in a gain to the Company of approximately $2.9 million. The Company holds a note receivable from that entity in the amount of $4.1 million in connection with that transaction.

      Subsequent to February 28, 2003, the Company entered into an agreement to purchase developed lots in Texas from an entity controlled by Makar Properties, as well as to lease office space from an affiliate of Makar Properties.

INDEPENDENT AUDITORS

      Ernst & Young LLP (“Ernst & Young”) served as the Company’s independent auditors for the fiscal years ended February 28, 2003 and 2002.

      Representatives of Ernst & Young will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Auditor Fees

      The following is a description of the fees billed to the Company by Ernst & Young during the fiscal years ended February 28, 2003 and 2002:

      Audit Fees: Audit fees paid by the Company to Ernst & Young in connection with the audit of the Company’s financial statements for the fiscal year ended February 28, 2003 totaled $245,000. Audit fees paid by consolidated joint ventures of the Company to Ernst & Young in connection with the audit of the joint ventures’ financial statements for their most recent fiscal year ended during fiscal 2003 totaled $42,000.

      Audit fees paid by the Company to Ernst & Young in connection with the audit of the Company’s financial statements for the fiscal year ended February 28, 2002 totaled $180,000. Audit fees paid by consolidated joint ventures of the Company to Ernst & Young in connection with the audit of the joint ventures’ financial statements for the most recent fiscal year end during fiscal 2002 totaled $35,000.

      Audit Related Fees: Audit-related fees paid by the Company to Ernst & Young totaled $9,000 and $10,000 during fiscal 2003 and fiscal 2002, respectively, and related primarily to accounting research and bank covenant compliance letters.

      Tax Fees: Tax fees paid by the Company to Ernst & Young during fiscal 2003 totaled $180,000. In addition, tax fees paid by consolidated joint ventures of the Company to Ernst & Young during fiscal 2003 totaled $17,000. No tax fees were paid to Ernst & Young by the Company or its consolidated joint ventures during fiscal 2002.

      All Other Fees: Fees billed to the Company by Ernst & Young during the fiscal year ended February 28, 2003, for all other non-audit services rendered to the Company totaled $50,000, in connection with certain valuation research. No other fees were paid by the Company to Ernst & Young during fiscal 2002.

      The Audit Committee has considered the services rendered by the Company’s independent auditors for the two most recent fiscal years as described above and has concluded that the provision of such services is compatible with maintaining the independent auditors’ independence.

Report of the Audit Committee

      The Audit Committee is appointed by the Board of Directors and operates pursuant to a written charter that was adopted by the Audit Committee on July 13, 2000 and amended March 8, 2001 and April 9, 2003.

      In fulfilling its duties for the 2003 fiscal year, the Audit Committee has done each of the following:

•	reviewed fees paid by the Company to its independent auditors;

•	reviewed the Company’s audited financial statements for fiscal year 2003 and discussed the financial statements with the Company’s management;

•	discussed with Ernst & Young the matters required to be discussed with the auditor by the Auditing Standards Board Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380) as may be modified or supplemented;

•	received written disclosure from Ernst & Young about any relationship between Ernst & Young and the Company which it believes may affect its independence;

•	received a confirmation letter from Ernst & Young that it is independent of the Company;

•	discussed with Ernst & Young its independence from the Company.

      Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K filed with the SEC.

AUDIT COMMITTEE

William J. Hadaway (Chairman)
Allan L. Acree
Karlheinz M. Kaiser

MISCELLANEOUS

Stockholder Proposals

      Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the proxy statement and form of proxy prepared by the management of the Company for that meeting, must notify the Company in writing not later than February 28, 2004. The notice should be directed to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Newport Beach, California 92660, Attention: Corporate Secretary.

Solicitation of Proxies

      Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company’s proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

      The Company’s Annual Report for the fiscal year ended February 28, 2003 is being delivered to shareholders together with this Proxy Statement. Copies of the annual report on Form 10-K for the fiscal year ended February 28, 2003 as filed with the Securities and Exchange Commission (except for the Exhibits thereto) may be obtained, free of charge, upon written request by any stockholder delivered to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Newport Beach, California 92660, Attention: Steven O. Spelman, Jr., Chief Financial Officer and Corporate Secretary. Copies of all exhibits to the annual report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

      THE COMPANY’S MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      The Board of Directors knows of no matters other than the election of directors to be brought before the Meeting. However, if any other matter should be presented for consideration, it is the intention of the persons named as proxies in the enclosed form of Proxy to vote the Proxy in accordance with their judgment.

By Order of the Board of Directors

STEVEN O. SPELMAN, JR.
Corporate Secretary

Dated: June 12, 2003

ADDENDUM A — CORPORATE GOVERNANCE

      The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. Below is a summary of the Company’s corporate governance structure.

Independent Directors

•	A majority of the members of the Company’s Board of Directors are independent.

Audit Committee

•	All Audit Committee members possess the required level of financial literacy. The SEC recently adopted a rule requiring disclosure concerning the presence of at least one “audit committee financial expert” (a newly defined term) on audit committees; upon effectiveness of the rule, this disclosure will be required to be included in the Company’s Annual Report on Form 10-K for its fiscal year ending February 29, 2004 or in the proxy statement for the Company’s 2004 Annual Meeting of the Stockholders.

•	The Audit Committee operates under a formal charter that governs its duties and conduct. The Charter is reproduced as Addendum B to this proxy statement.

•	Ernst & Young LLP, the Company’s independent auditors, report directly to the Audit Committee.

•	The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

•	The Company has notified all of its employees of their opportunity to communicate any concerns directly to the Chairman of the Audit Committee.

•	The Audit Committee receives periodic updates and a formal report from the Company’s internal audit group on an annual basis.

Compensation Committee

•	All members of the Compensation Committee meet the appropriate tests for independence.

Disclosure Committee

•	The Company has formed a Disclosure Committee consisting of selected Directors, Executive Officers and a rotating group of other representative employees which meets periodically to address the Company’s disclosure processes and controls.

Personal Loans to Executive Officers and Directors

•	The Company complies with and will operate in a manner consistent with recently-enacted legislation outlawing extensions of credit in the form of a personal loan to or for its Directors and Executive Officers.

ADDENDUM B — AUDIT COMMITTEE CHARTER

Capital Pacific Holdings, Inc.

Audit Committee Charter

      The Audit Committee (“the Committee”), of the Board of Directors (“the Board”) of Capital Pacific Holdings, Inc. (“the Company”), will have the oversight responsibility, authority and specific duties as described below. This Charter shall be amended to take into account changes in the applicability or content of applicable law, regulation or listing standards and if at any time the Company is no longer subject to the obligation to file periodic reports with the Securities Exchange Commission (“SEC”).

Composition

      The Committee will be comprised of directors designated by the Board in a number which meets the applicable requirements of the American Stock Exchange (AMEX). The Audit Committee shall be composed solely of Independent Directors (as defined below) all of whom are financially literate and shall include an audit committee financial expert as defined by the SEC who will be required to undertake periodic continuing financial education. No director qualifies as an “Independent Director” unless the Board affirmatively determines that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), which may interfere with the exercise of the director’s independence from management and the Company. In addition: (i) no director who is a former employee of the Company can be an Independent Director until five years after the employment has ended; (ii) no director who is, or in the past five years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate) can be an Independent Director until five years after the end of either the affiliation or the auditing relationship; (iii) no director can be an Independent Director if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director. The members of the Committee will be elected annually at the organizational meeting of the full Board held immediately following the annual shareholders’ meeting and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

Responsibility

      The Committee is a Committee of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information and disclosures to be filed with the SEC; (ii) the system of internal accounting and financial controls that management has established; (iii) the internal audit and external independent audit process; (iv) the Company’s review of related party transactions as set forth below; and (v) the independent auditors’ qualifications, independence, compensation and performance by the independent auditor of non-audit services. In addition, through its meetings the Committee provides an avenue for communication between the internal audit staff, the independent auditors, the Company’s accounting functions and the Board. The Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to independently ascertain that generally accepted accounting principles have been utilized in generating Company financial statements. This is the responsibility of management and the independent auditors.

Authority

      The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have full access to all of the Company’s books, records and facilities at all reasonable times

(under the relevant circumstances) and will have the authority to approve the retention of independent counsel and experts to render advice and counsel in such matters and obtain opinions and reports from financial consultants and experts. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

      The Audit Committee will be directly and solely responsible for appointing, compensating, terminating, and overseeing the work of the Company’s independent auditors and approving any non audit services provided by the Company’s independent auditors. The Company’s independent auditors will report directly to the Audit Committee. The Audit Committee shall ensure that Company management has adequate records of all relevant budgets and expenditures for such services.

Meetings

      The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee shall be available to meet in executive session (without the presence of management) with the independent auditors at their request.

Attendance

      Committee members will strive to be present in person or by telephone at all meetings.

Specific Duties

      In carrying out its oversight responsibilities, the Committee will:

1.	Review and reassess this charter at least annually in light of the accounting, legal, regulatory and listing standards then applicable to the Company and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable regulatory and listing requirements.

2.	Review with the Company’s management, internal audit staff and independent auditors the Company’s accounting and financial reporting controls. Obtain annually in writing from the independent auditors their letter to management including their recommendations on the system of internal controls and thereafter monitor and review the implementation of any changes approved by the Company’s Board of Directors with respect thereto.

3.	Receive annually from independent auditors a written report on the significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements and all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of such alternative treatment and disclosures and the treatment preferred by the independent auditors. Review the report and such discussions with the Company management and internal audit staff.

4.	Review the scope of internal audit’s work plan for the year and receive a summary report of major findings by internal audit staff and how management is addressing the conditions reported.

5.	Review the scope and general extent of the independent auditors’ annual audit. The Committee’s review should include an explanation from the independent auditors of the factors considered by the auditors in determining the audit scope. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors.

6.	Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

7.	The Committee shall pre-approve all audit and non-audit services provided by the independent auditors to the Company and shall not engage the independent auditors to perform the non-audit services specifically proscribed by law or regulation.

8.	Have a predetermined arrangement with the independent auditors that they will advise management of the Company and the Committee, through its Chair or at regularly scheduled quarterly Committee meetings, of any matters arising from the independent auditor review procedures followed for interim quarterly financial statements. Such notification shall be performed as required under applicable standards for communication with audit committees and shall be made prior to the related press release or, if not practicable, prior to filing the relevant Forms 10-Q.

9.	At the completion of the annual audit, review with management, internal audit staff and the independent auditors the following:

•	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K.

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•	Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditors during their audit, including access to all requested records, data and information. Inquire of the independent auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

•	Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

                              If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

10.	After preparation by management and review by internal audit staff and independent auditors, approve the report regarding the Company’s independent auditors required under SEC rules to be included in the Company’s annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

11.	Review at least annually including through discussion with the independent auditors the Company’s financial and accounting personnel and internal audit function. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

12.	Meet with management, internal audit staff and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as ‘material’ or ‘serious’. Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

13.	Approve all related party transactions which must be reported in the Company’s annual report, proxy statement or other SEC filing. Compensation arrangements or agreements, incentive plans, stock option plans or similar arrangements shall not be subject to review under this Paragraph 13.

14.	Review with management, internal audit staff and the independent auditors the methods used to establish and monitor the Company’s policies and controls with respect to unethical or illegal activities by Company employees that may have a material impact on the Company’s finances.

15.	As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of AMEX, SAS and other accounting, legal and regulatory provisions.

PROXY

CAPITAL PACIFIC HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2003.

     The undersigned hereby appoints Steven O. Spelman, Jr. and Sherry S. Irani, or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Capital Pacific Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 17, 2003, and at all adjournments thereof, as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

SEE REVERSE SIDE

[X]	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

FOR all nominees listed (except as marked to the contrary below) [ ]	WITHHOLD AUTHORITY for all nominees listed [ ]

1.     Election of Directors

NOMINEES:   Hadi Makarechian, Allan L. Acree,
Karlheinz M. Kaiser, William J. Hadaway

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

If no preference is indicated, this proxy will be voted “FOR” the nominees.

2.     In accordance with their best judgment upon such other matters as may properly come before the Meeting.

SIGNATURE(S)	DATED	, 2003

IMPORTANT:     Please sign this Proxy exactly as your name or names appear hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles. BE SURE TO DATE THIS PROXY